Exhibit 10.11


                                                                  APRIL 31, 2002

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                                  APRIL 1, 2002

                             JOINT VENTURE AGREEMENT

                                  by and among






                     BOSCAN MIDDLE EAST INVESTMENTS LIMITED

                                       and

                               CYGNE DESIGNS, INC.

                            Dated as of April 1, 2002








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     JOINT VENTURE AGREEMENT, dated as of April 1, 2002, by and among Boscan
Middle East Investments Limited, a British Virgin Islands corporation ("BMEI"), and Cygne Designs, Inc., a Delaware corporation ("Cygne").


                              W I T N E S S E T H:


     WHEREAS, the parties are engaged, directly or through affiliates, in the business of developing, marketing and selling knit clothing, and manufacturing or sourcing such knit clothing in the Kingdom of Jordan;

     WHEREAS, the parties believe that their combined capabilities and expertise significantly enhances the business opportunities available to either party independently;

     WHEREAS, the parties believe that a joint direct marketing presence in Italy, Hong Kong and the United States would significantly enhance their ability to serve customers in the United States and in Europe;

     WHEREAS, the parties desire to form a Joint Venture (the "JV") to take advantage of these opportunities; and

     WHEREAS, the JV shall be the exclusive entity through which the parties, or any affiliates thereof, shall sell knit clothing manufactured in the Kingdom of Jordan.

     NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                 I. DEFINITIONS

     The following terms shall have the following respective meanings for all purposes of this Agreement:

     "Allocated Costs" has the meaning set forth in Section 2.13.

     "Agreement" means this Joint Venture Agreement, as it may be from time to time amended.

     "Assumed Contracts" shall mean the contracts, agreements and arrangements listed on SCHEDULES 3.1, 3.3, 6.6, 7.6 hereto and all Customer Purchase Orders and Vendor Purchase Orders.

     "Business" means the development, marketing, and sales of knit clothing manufactured or sourced in the Kingdom of Jordan.

     "Closing" means the completion of the acquisition by Cygne of a 50% interest in the JV pursuant to this Agreement.

     "Closing Customer Purchase Order Balances" means the aggregate balance of Customer Purchase Orders remaining to be delivered to customers at the Closing Date.

     "Closing Date" means the date the Closing takes place.

     "Contributed Fixed Assets" has the meaning set forth in Section 2.3.

     "Contributed Goodwill" has the meaning set forth in Section 2.4.


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     "Customer Purchase Orders" means confirmed purchase orders for knit products to be manufactured in the Kingdom of Jordan.

     "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality.

     "Registered Capital" has the meaning set forth in Section 2.2.

     "Land" means land located in that portion of the QIZ designated as "Cyber City" in the Kingdom of Jordan, which has been improved so as to be ready for development and is without limitation, adequately serviced in terms of road access, water and electrical power.

     "Liens" means collectively any mortgage, pledge, security interest, encumbrance, claim, lien, option, charge or agreement.

     "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

     "Standard Minute Value," or "SMV" shall be the aggregate sewing machine time in the production lines for each product, and shall be determined jointly by the parties in good faith, with due regard to market prices available from local subcontractors at the time a product is being priced for quotation to customers. As reference, the SMV for a typical polo shirt has been jointly determined by the parties to be 13.50 minutes.

     "Vendor Purchase Orders" means confirmed orders for fabric and accessories necessary to fulfill the production of Customer Purchase Orders.


                                II. JOINT VENTURE

     Section 2.1 JOINT VENTURE FORMATION. BMEI and Cygne shall form a corporation duly organized under the laws of the Kingdom of Jordan, which shall be the legal entity through which the parties shall conduct the Business. The parties shall jointly decide upon the name of this corporation, hereinafter referred to as the JV.

     Section 2.2 REGISTERED CAPITAL. BMEI and Cygne shall each contribute to the JV US$250,000 in cash as registered capital and shall each receive a 50% interest in the JV.

     Section 2.3 BMEI ADDITIONAL CAPITAL CONTRIBUTION. At the Closing, BMEI shall contribute to the JV fixed assets comprised of land, machinery and equipment, free and clear of any Liens and having a tangible net book value of at least US$2,500,000 (the "Contributed Fixed Assets"). For the purpose of determining value of the Contributed Fixed Assets, the following valuation shall apply: (A) with respect to Land, US$25,000 per Dunham; and (B), with respect to machinery, furniture and equipment, the lesser of (i) cost, (ii) market value, or (iii) net book value on the books of BMEI or its affiliates as audited by Ernst & Young; provided, however, that machinery and equipment older than two years shall be valued at 50% of original purchase price, including freight. Notwithstanding the valuation of the preceding sentence, the Contributed Fixed Assets shall be valued and recorded on the books of the JV as follows: (A) with respect to Land, JD30,000 per Dunham; and (B), with respect to machinery, furniture and equipment, the net book value on the books of BMEI or its affiliates as audited by Ernst and Young immediately prior to its being contributed to the JV. The Contributed Fixed Asset shall have a tangible net book value in excess of US$3,000,00.

     Section 2.4 CYGNE ADDITIONAL CAPITAL CONTRIBUTION. At the Closing, Cygne shall contribute to the JV all the goodwill, trade names and trademarks listed on SCHEDULE 2.4 hereunder, order backlog, know-how (including Cygne and its designee's ability to generate sales on behalf of the JV), non-competition (as provided in Section 2.7 hereunder) and customer contacts relating to


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the Business and owned or held by Cygne or its affiliates, including without limitation Prosperity Textiles Ltd (together, the "Contributed Goodwill"). The parties agree that the value to the JV of the Contributed Goodwill is equal to the tangible net book value of the Contributed Fixed Assets as provided in the last two sentences of Section 2.3 hereabove.

     Section 2.5 SHAREHOLDERS' AGREEMENT. At the Closing, the parties and the JV shall execute a Shareholders' Agreement substantially in the form attached hereto as Appendix A.

     Section 2.6 EXCLUSIVITY. The parties agree to conduct the Business exclusively through the JV, so long as they are, directly or through affiliates, shareholders of the JV.

     Section 2.7 NON-COMPETITION. Subject to the provisions of Section 2.8 hereunder, Cygne agrees that it will not, for the period during which it is a shareholder in the JV, directly or through affiliates (the "Non-Compete Period"), source or manufacture knit products in the Kingdom of Jordan other than through the JV. Cygne acknowledges and agrees that a substantial and legally sufficient portion of the consideration for its 50% ownership in the JV is attributable to the non-competition provisions of this Section 2.7 and Cygne expressly waives any right to assert inadequacy of consideration as a defence to enforcement of the non-competition provisions of this Section 2.7 should such enforcement ever become necessary. Cygne acknowledges that a remedy at law for any breach or attempted breach of this Section 2.7 will be inadequate and further agrees that any breach of this Section 2.7 will result in irreparable harm to the Business; and Cygne covenants and agrees not to oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach.

     Section 2.8 PROSPERITY TEXTILES LTD. FACTORY. Cygne shall cause its subsidiary, Prosperity Textiles Ltd., to cease operations of its factory and agency within sixty days following the Closing Date.

     Section 2.9 CUSTOMER PURCHASE ORDERS. At the Closing, each party shall assign and transfer to the JV the Closing Customer Purchase Order Balances, subject to prior mutual consent on the balances, together with all rights and obligations attached thereto, and use its best efforts to obtain customers' consents to such assignment and transfer. In those cases where such consent is not obtained prior to the Closing Date, the parties shall cooperate with the JV to establish arrangements that will provide for the transfer of the economic rights and obligations of the Closing Customer Purchase Order Balances to the JV.

     Section 2.10 VENDOR PURCHASE ORDERS. The parties shall assign and transfer to the JV, subject to prior mutual consent on the balances, all rights and obligations pertaining to undelivered Vendor Purchase Orders for fabric and accessories relating to the Closing Customer Purchase Order Balances.

     Section 2.11 INVENTORIES. The parties shall assign and transfer to the JV, subject to prior mutual consent on the balances, all inventories of fabric, accessories, work-in-progress and finished goods relating to the Closing Customer Purchase Order Balances. The JV shall pay the Cost (as defined hereunder) of such inventories to the relevant party within thirty business days from the Closing Date. For the purpose of this section, "Cost" means any out-of-pocket moneys paid prior to the Closing for such inventories; provided, however, that labor costs shall be valued at (i) zero with respect to work-in-progress inventories, and (ii) the labor content of Standard Manufacturing Cost with respect to first quality finished goods inventories.

     Section 2.12 FACTORY AND AGENCY. The JV shall operate two divisions: a knitwear production facility (the "Factory"), and an Agency on the premises allocated by BMEI in the Madinat Al-Hassan Estate, QIZ, the Kingdom of Jordan, with total usable space of approximately 10,000 square meters (the "Premises"). The Factory shall be responsible for the production of knitwear on these premises and the Agency shall be responsible for the following tasks:

     o   Production planning in the Kingdom of Jordan

     o   Subcontractor sourcing and coordination


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     o   Subcontractor quality assurance and quality control (excluding Factory
         QA/QC)

     o   Merchandising support for Best Knits (Italy and New York)

     o   Sample room

     o   Pattern making, marking and grading

     Section 2.13 FACTORY. The operating costs of the Factory shall be borne by the JV, subject to prior budgetary approval, including direct labor, indirect labor, overhead and other out-of-pocket expenses, as well as the costs allocated by BMEI to the factory for rent and central services rendered by BMEI or its affiliates to the JV (together, the "Allocated Costs"). The Allocated Costs shall be determined annually by the JV and BMEI jointly. The first year's Allocated Costs shall be discussed and agreed upon prior to the Closing; provided, however, that the rent shall be US$2.75 per month per net square meter up to a maximum of US$27,500 per month.

     Section 2.14 ALLOCATED COSTS CHARGE. The Allocated Costs charged to the JV shall be contingent upon the financial performance of the Factory and shall be equal to the lesser of (A) the Factory net profit before Allocated Costs, if any, for the prior month and (B) the monthly Allocated Costs. In determining the Factory net profit, income shall be valued at US$0.08 per SMV for the first year of the JV's operations and US$0.07 thereafter.

     Section 2.15 AGENCY. The operating costs of the Agency shall be borne by the JV (subject to prior budgetary approval) and shall include salaries, wages and indirect related expenses, overhead and other out-of-pocket expenses, but no Allocated Expenses. For the first two years of the JV's operations, Cygne shall be responsible for maintaining the operating costs of the Agency under US$0.10 per unit shipped and shall, on a quarterly basis, reimburse the JV for any excess operating costs over US$0.10 per unit shipped.


                           III. JOINT VENTURE OFFICES

     Section 3.1 ITALIAN BRANCH OFFICE. As soon as practicable after the Closing Date, the JV shall establish a branch office in Florence, Italy, which shall operate under the name "Best Knits Italy," or such other name as shall be determined by the JV. The Italian branch office shall cooperate with the JV in performing the following tasks: product development, fabric research and development, marketing and sales, and fabric and accessories sourcing and purchasing. The Italian branch office shall assume the current lease of the premises used by Best Knits Italy, a copy of which is attached hereto as
SCHEDULE 3.1.

     Section 3.2 ITALIAN BRANCH OFFICE EXPENSES. The Italian Branch Office shall operate as a cost center and the JV shall fund its expenses monthly in advance, subject to prior budgetary approval; provided, however, that the Italian Branch Office operating expenses shall be budgeted by the JV and operate within the limits set by that budget. The prior sentence notwithstanding, for the first two years of the JV's operations, Cygne shall be responsible for maintaining the operating costs of the Agency under 4% of sales and shall, on an annual basis, reimburse the JV for any excess operating costs over 4% of sales.

     Section 3.3 ITALIAN BRANCH OFFICE PERSONNEL. SCHEDULE 3.3 comprises a complete and correct list of the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees of the Italian Branch Office. Except as set forth on
SCHEDULE 3.3, none of such personnel is a party or subject to any oral or written employment, bonus, pension, profit-sharing, deferred compensation, percentage compensation, employee benefit (including without limitation, medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, plans or commitments.

     Section 3.4 NEW YORK CYGNE OFFICE. The New York office of Cygne shall cooperate with the JV in obtaining Customer Purchase Orders as well as in performing the following tasks: product development, fabric research and development, and fabric and accessories sourcing and


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purchasing. The JV shall compensate Cygne for such services by paying Cygne a sales commission equal to 4% of sales booked by Cygne on behalf of the JV (net of any contractual terms, but not of any deductions due to customer claims attributable to quality or delivery). The sales commission shall be paid within 30 days from the contractual delivery of Customer Purchase Orders obtained through the efforts of Cygne's New York office.

     Section 3.5 NEW YORK BRANCH OFFICE. The JV shall have the option, subject to prior mutual consent, exercisable at the beginning of each calendar quarter with thirty days advance notice to enter into an agreement with Cygne to establish a branch office on Cygne's premises. If the JV exercises this option, it will pay, monthly in advance, the estimated operating expenses corresponding to the activities conducted by the branch office; provided, however, that such operating expenses shall be limited to (A) the cost of full-time branch office employees, including employee benefits (including without limitation, medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, (B) out-of-pocket expenses incurred on behalf of the JV, and (C) a reasonable monthly charge for occupancy and communication costs agreed upon by Cygne and the JV. Estimated monthly payments shall be reconciled quarterly. In the event the JV elects to exercise this option, it will cease to pay any sales commission to Cygne; provided, however, that any unpaid sales commission earned by Cygne prior to the exercise of this option shall be immediately payable upon exercise of this option.

     Section 3.6 HONG KONG FALCON OFFICE. The Hong Kong office of Falcon shall cooperate with the JV in obtaining Customer Purchase Orders as well as in performing the following tasks: product development, fabric research and development, and fabric and accessories sourcing and purchasing. The JV shall compensate Falcon for such services by paying Falcon a sales commission equal to 4% of sales booked by Falcon on behalf of the JV (net of any contractual terms, but not of any deductions due to customer claims attributable to quality or delivery). The sales commission shall be paid within 30 days from the contractual delivery of Customer Purchase Orders obtained through the efforts of Falcon's Hong Kong office.

     Section 3.7 HONG KONG BRANCH OFFICE. The JV shall have the option, subject to mutual consent, exercisable at the beginning of each calendar quarter with thirty days advance notice to enter into an agreement with Falcon to establish a branch office on Cygne's premises. If the JV exercises this option, it will pay, monthly in advance, the estimated operating expenses corresponding to the activities conducted by the branch office; provided, however, that such operating expenses shall be limited to (A) the cost of full-time branch office employees, including employee benefits (including without limitation, medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, (B) out-of-pocket expenses incurred on behalf of the JV, and (C) a reasonable monthly charge for occupancy and communication costs agreed upon by Cygne and the JV. Estimated monthly payments shall be reconciled quarterly. In the event the JV elects to exercise this option, it will cease to pay any sales commission to Falcon; provided, however, that any unpaid sales commission earned by Falcon prior to the exercise of this option shall be immediately payable upon exercise of this option.


                IV. CONDITIONS PRECEDENT TO OBLIGATIONS OF CYGNE

     The obligation of Cygne under this Agreement to consummate the acquisition of a 50% interest in the JV at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, to the reasonable satisfaction of Cygne (any of which may be waived in writing in whole or in part by Cygne):

     Section 4.1 REPRESENTATIONS AND WARRANTIES ACCURATE. All representations and warranties of BMEI contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

     Section 4.2 PERFORMANCE BY BMEI. BMEI shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by BMEI prior to or on the Closing Date.

     Section 4.3 CERTIFICATE. Cygne shall have received a certificate, dated the Closing Date, signed by an authorized officer of BMEI, to the effect that the conditions set forth in Sections 4.1 and 4.2 have been satisfied.

     Section 4.4 LEGAL PROHIBITION. On the Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority, nor shall any action or proceeding be threatened, to restrain or prohibit the transactions contemplated by this Agreement.

     Section 4.5 CONSENTS, APPROVALS, PERMITS, LICENSES, ETC. All authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Entity or third party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby shall have been duly obtained and shall be reasonably satisfactory to Cygne and its counsel, and copies thereof shall be delivered to Cygne prior to the Closing. With respect to any Assumed Contract, the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to the Closing Date, BMEI shall cooperate with Cygne to establish arrangements which will provide for the transfer of the economic benefits of such Assumed Contracts to the JV as of the Closing Date under terms and conditions reasonably acceptable to all the parties hereto.

     Section 4.6 CLOSING MATTERS. All proceedings to be taken by BMEI in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Cygne and its counsel.


                 V. CONDITIONS PRECEDENT TO OBLIGATIONS OF BMEI

     The obligation of BMEI under this Agreement to consummate Cygne's acquisition of a 50% interest in the JV at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, to the reasonable satisfaction of BMEI (any of which may be waived in writing in whole or in part by BMEI):

     Section 5.1 REPRESENTATIONS AND WARRANTIES ACCURATE. All representations and warranties of Cygne contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

     Section 5.2 PERFORMANCE BY CYGNE. Cygne shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Cygne prior to or on the Closing Date.

     Section 5.3 CERTIFICATE. BMEI shall have received a certificate, dated the Closing Date, signed by an authorized officer of Cygne, to the effect that the conditions set forth in Sections 5.1 and 5.2 have been satisfied.

     Section 5.4 LEGAL PROHIBITION. On the Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority, nor shall any action or proceeding be threatened, to restrain or prohibit the transactions contemplated by this Agreement.

     Section 5.5 CONSENTS, APPROVALS, PERMITS, LICENSES, ETC. All authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Entity or third party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby shall have been duly obtained and shall be reasonably satisfactory to BMEI and its counsel, and copies thereof shall be delivered to BMEI prior to the Closing. With respect to any Assumed Contract, the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to the Closing Date, Cygne shall cooperate with BMEI to establish arrangements which will provide for the transfer of the economic benefits of such Assumed Contracts to the JV as of the Closing Date under terms and conditions reasonably acceptable to all the parties hereto.

     Section 5.6 CLOSING MATTERS. All proceedings to be taken by Cygne in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to BMEI and its counsel.


                   VI. REPRESENTATIONS AND WARRANTIES OF CYGNE

     Cygne represents, warrants and agrees as of the Closing Date that:

     Section 6.1 ORGANIZATION AND QUALIFICATION. Cygne is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority necessary to enter into and perform this Agreement and the transactions contemplated hereby.

     Section 6.2 DUE AUTHORIZATION. Cygne has all requisite corporate power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Cygne of this Agreement and the other documents contemplated hereby, the performance by Cygne of its obligations hereunder and thereunder, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Cygne. This Agreement has been duly executed and delivered by Cygne, and is a legal, valid and binding obligation of Cygne, enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     Section 6.3 NO CONFLICT. Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by Cygne nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the Articles or Memorandum of Association of Cygne or (ii) any statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Cygne is a party or by which Cygne is subject or bound; (b) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Assumed Contract; or (c) require Cygne to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Governmental Entity or to obtain the approval or consent of any other Person.

     Section 6.4 LITIGATION. There is no action, suit, proceeding or, to Cygne's knowledge, investigation, at law or in equity or otherwise in, before or by any court or governmental board, commission, agency, department or office, or private arbitration tribunal pending or, to Cygne's knowledge, threatened by or against Cygne that relates to the Business.

     Section 6.5 PERSONNEL IN THE KINGDOM OF JORDAN. SCHEDULE 6.5 comprises a complete and correct list of the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees in the Kingdom of Jordan who will be transferred to the JV. Except as set forth on SCHEDULE 6.5, none of such personnel is a party or subject to any oral or written employment, bonus, pension, profit-sharing, deferred compensation, percentage compensation, employee benefit (including without limitation, medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, plans or commitments other than those mandated by applicable law.


                   VII. REPRESENTATIONS AND WARRANTIES OF BMEI

     BMEI represents, warrants and agrees as of the Closing Date that:

     Section 7.1 ORGANIZATION AND QUALIFICATION. BMEI is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands, with corporate power and authority necessary to enter into and perform this Agreement and the transactions contemplated hereby.

     Section 7.2 DUE AUTHORIZATION. BMEI has all requisite corporate power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by BMEI of this Agreement and the other documents contemplated hereby, the performance by BMEI of its obligations hereunder and thereunder, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of BMEI. This Agreement has been duly executed and delivered by BMEI, and is a legal, valid and binding obligation of BMEI, enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     Section 7.3 NO CONFLICT. Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by BMEI nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the Articles or Memorandum of Association of BMEI or (ii) any statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which BMEI is a party or by which BMEI is subject or bound; (b) result in the creation of, or give any party the right to create, any Lien upon the Contributed Fixed Assets; (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Assumed Contract; or (d) require BMEI to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Governmental Entity or to obtain the approval or consent of any other Person.

     Section 7.4 TITLE TO AND CONDITION OF THE CONTRIBUTED FIXED ASSETS. The JV will have, good and marketable title to all of the Contributed Fixed Assets, free and clear of any Liens, except (i) those accepted by the JV which are set forth on SCHEDULE 7.4 hereto and (ii) liens which will be removed at Closing.

     Section 7.5 LITIGATION. There is no action, suit, proceeding or, to BMEI's knowledge, investigation, at law or in equity or otherwise in, before or by any court or governmental board, commission, agency, department or office, or private arbitration tribunal pending or, to BMEI's knowledge, threatened by or against BMEI that relates to the Business or the Contributed Fixed Assets.

     Section 7.6 PERSONNEL IN THE KINGDOM OF JORDAN. SCHEDULE 7.6 comprises a complete and correct list of the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees in the Kingdom of

Jordan who will be transferred to the JV. Except as set forth on SCHEDULE 7.6, none of such personnel is a party or subject to any oral or written employment, bonus, pension, profit-sharing, deferred compensation, percentage compensation, employee benefit (including without limitation, medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, plans or commitments other than those mandated by applicable law.


                                 VIII. COVENANTS

     Section 8.1 FILINGS AND AUTHORIZATIONS. Each of BMEI, Cygne and the JV, as promptly as practicable, (i) will make, or cause to be made, all filings and submissions required under laws, rules and regulations applicable to it, or to its subsidiaries and affiliates, as may be required for it to consummate the transactions contemplated hereby; (ii) will use its reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and governmental or public authorities or bodies necessary to be obtained by it, or any subsidiaries or affiliates, in order for it so to consummate such transactions, including without limitation; and (iii) will use its reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. BMI, Cygne and the JV will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing. BMEI and Cygne shall use their reasonable efforts to assist the JV in obtaining all consents required under the Assumed Contracts as a result of this Agreement and the transactions contemplated hereby.

     Section 8.2 PUBLIC ANNOUNCEMENTS. Unless and to the extent required by law, each party hereto will agree in advance prior to the issuance by either of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the agreement of the other party. In the event that either party is required to issue a press release or make a public statement by law, it will notify the other party of the contents thereof in advance of the issuance or making thereof. Notwithstanding the foregoing, BMEI understands, acknowledges and agrees that Cygne Designs, Inc. is a publicly-traded company and, as such, may be required to disclose this transaction and the terms hereof by a filing with the Securities and Exchange Commission and the issuance of a press release. To the extent possible, Cygne will give BMEI prior notice of, and an opportunity to review, any such disclosure.

     Section 8.3 BROKERS. Each party shall pay all fees and commissions of any broker, finder, investment banker or other similar intermediary to which it is obligated to pay any fee or commission in connection with the transactions contemplated by this Agreement and shall indemnify and hold harmless the other party from and against any such fee or commission and any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting therefrom.


                                IX. MISCELLANEOUS

     Section 9.1 EXPENSES. Each party to this Agreement shall pay its own costs and expenses (including all legal and accounting fees incurred by it) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

     Section 9.2 AMENDMENT. This Agreement shall not be amended or modified except by a writing duly executed by Seller, the Stock Sellers and Purchaser indicating an intention to amend this Agreement.

     Section 9.3 ENTIRE AGREEMENT. This Agreement, including the Appendix and Schedules hereto and the other instruments, agreements and documents delivered pursuant to this Agreement or in connection with the Closing, contains all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

     Section 9.4 HEADINGS. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

     Section 9.5 NOTICES. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered to the persons identified below, (b) seven calendar days after mailing if mailed, with proper postage, by certified or registered mail, air mail postage prepaid, return receipt requested, addressed as follows:


                  IF TO CYGNE:

                          Cygne Designs, Inc.
                          1410 Broadway
                          Suite 1002
                          New York, New York 10018
                          Attention: Chairman


                  IF TO BMEI:

                          Boscan Middle East Investments Limited
                          705 Concordia Plaza
                          1 Science Museum Road
                          Tsim Sha Tsui
                          Kowloon

                  Attention: Charlie Chang


or (c) on the date of receipt if sent by telex or telecopy, and confirmed in writing in the manner set forth in (b) on or before the next day after the sending of the telex or telecopy. Such addresses and numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section.

     Section 9.6 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

     Section 9.7 WAIVER. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

     Section 9.8 COUNTERPARTS. This Agreement may be signed in two or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

     Section 9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the Hashemite Kingdom of Jordan.

     Section 9.10 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

     Section 9.11 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Cygne or BMEI without the prior written consent of the other party hereto.

     Section 9.12 ARBITRATION. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement, any breach or alleged breach hereof, or the transaction contemplated hereby, shall be resolved and settled by arbitration by three arbitrators. Within fifteen (15) days after written demand for arbitration is sent by one party to the other, the parties shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The parties shall endeavour to complete arbitration within 60 days after delivery of written notice demanding arbitration. The decision of the arbitrators shall be binding and conclusive upon the parties. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Amman, The Hashemite Kingdom of Jordan The expense of arbitration shall be borne equally by the parties to the arbitration and each party shall bear and pay for the cost of its own experts, witnesses, evidence, counsel and other costs in connection with the preparation and presentation of its case; provided, however, in the event either party alleges fraud or that the position of the other party is not supportable in good faith, and the arbiters find that such fraud or bad faith exists, the arbiters shall be free to award costs in such arbiters' discretion.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.


                                     BOSCAN MIDDLE EAST INVESTMENTS LIMITED


                                     By: /s/ Charlie Chang
                                         ---------------------------------------




                                     CYGNE DESIGNS, INC.


                                     By: /s/ BERNARD MANUEL
                                         ---------------------------------------
                                             Bernard Manuel, Chairman